Birmingham, Alabama
September 23, 2005

ADDENDUM II

This Addendum II (“Addendum II”) is an addendum to the Real Estate Note (“Note”) executed by D. W. Grimsley, Jr., (the “Undersigned”) the manager of Automotive Services Group, LLC, on July 27, 2005, the Future Advance Mortgage Assignment of Rents and Leases and Security Agreement (“Security Agreement”) executed by the Undersigned on July 27, 2005, and Addendum I (“Addendum I”) dated August 10, 2005. The Note, Security Agreement and Addendum I are fully incorporated by reference in this Addendum II.

The Undersigned, for value received, promise to pay to the order of AULT GLAZER BODNAR ACQUISITION FUND, LLC, the sum of eighty seven thousand five hundred fifty two dollars and seventy five cents ($87,552.75) (“Advance”) together with interest upon the unpaid portion thereof from the date at the rate of three percent (3%) above the “Prime Rate” as published in The Wall Street Journal. This advance was to fund construction costs. This note is secured by mortgage on real estate, executed to the payee herein.

This Addendum II fully incorporates by reference the Note, Security Agreement and Addendum I for an aggregate Advance to date in the amount of $657,672.75.

This Addendum II is given, executed and delivered under the seal of the Undersigned.

Automotive Services Group, LLC /s/ D. W. Grimsley, Jr. By: D. W. Grimsley, Jr. Its: Manager